EXHIBIT 16.1



February 24, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K/A filed February 24, 2004 of Veridicom International, Inc. (formerly Alpha Virtual, Inc.) and are in agreement with the statements contained in Item 4(a) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


/s/ Beckman Kirkland & Whitney
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    Beckman Kirkland & Whitney




































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